Exhibit 99.1

Devon Energy Corporation 333 West Sheridan Avenue Oklahoma City, OK 73102-5015

Devon Energy Reports Third-Quarter 2020 Financial and Operational Results

OKLAHOMA CITY – Oct. 29, 2020 – Devon Energy Corp. (NYSE: DVN) today reported financial and operational results for the third-quarter 2020. Supplemental financial tables for third-quarter results along with updated 2020 guidance are available on the company’s website at www.devonenergy.com.

KEY FINANCIAL AND OPERATIONAL HIGHLIGHTS

•	Third-quarter oil production totaled 146,000 barrels per day, exceeding midpoint guidance by 6,000 barrels per day

•	Delaware Basin efficiency gains drove capital expenditures below midpoint guidance in the quarter

•	Production expenses were below guidance, improving 8 percent year over year

•	Operating cash flow expanded quarter over quarter to $427 million

•	Free cash flow generation reached $223 million in the third quarter

•	Barnett Shale asset divestiture was completed on Oct. 1

•	Paid $100 million special dividend in conjunction with Barnett divestiture

•	Announced transformational merger of equals with WPX Energy on Sept. 28, creating a leading U.S. energy company

“Devon is executing at a very high level on all aspects of our disciplined cash-return business model,” said Dave Hager, president and CEO. “Our third-quarter performance was highlighted by record-setting well productivity and capital efficiency gains in the Delaware Basin that drove oil production well above guidance with a total capital investment that was below forecast. Furthermore, this strong operational performance, coupled with significant improvements in our corporate cost structure, positioned us to generate $223 million of free cash flow in the quarter.”

“With our operations successfully scaled to generate free cash flow, our advantaged financial position allows us to accelerate the return of capital to shareholders,” Hager said. “In conjunction with the recent closing of the Barnett Shale divestiture, we rewarded our shareholders with a $100 million special dividend. This action further demonstrates our commitment to the cash-return business model, which moderates growth, emphasizes capital efficiencies, prioritizes free cash flow and returns increasing amounts of cash to shareholders.”

OPERATING RESULTS

Net production from Devon’s retained assets averaged 326,000 oil-equivalent barrels (Boe) per day during the third quarter. Oil production averaged 146,000 barrels per day, exceeding the company’s midpoint guidance by 6,000 barrels per day. Third-quarter oil production benefited from strong well productivity in the Delaware Basin and better-than-expected base production performance across the portfolio.

Upstream capital spending in the third quarter was $195 million, or 3 percent below midpoint guidance. This positive variance was attributable to efficiency gains in the Delaware Basin and improvements in service-cost pricing. Devon averaged nine operated drilling rigs and three completion crews in the third quarter, all residing in the Delaware Basin.

Devon’s production expense totaled $271 million in the third quarter, an 8 percent improvement year over year. The largest component of production expense is lease operating expense and gathering, processing and transportation costs, which totaled $225 million in aggregate, or $7.49 per Boe in the quarter. Effective cost management efforts and efficient field-level operations drove per-unit rates 8 percent below guidance expectations for the quarter.

The company also improved its general and administrative (G&A) cost structure during the quarter. G&A expenses totaled $75 million in the third quarter, a 30 percent improvement from the third quarter of 2019. The lower overhead costs were primarily driven by reduced personnel expense.

Delaware Basin: Net production averaged 155,000 Boe per day, a 22 percent increase compared to the year-ago period. Activity in the quarter was highlighted by the company’s Cobra project in Lea County. This 3-mile lateral development, consisting of the longest wells ever drilled in the basin, set a company record for Wolfcamp well productivity, with 30-day rates averaging 7,300 Boe per day per well. Overall, Devon’s Wolfcamp-oriented capital program brought 32 operated wells online across Southeast New Mexico, including 14 wells that reached 30-day peak rates in the quarter. Completed well costs improved to a record low $560 per lateral foot in the third quarter, a 40 percent improvement compared to 2018.

Powder River Basin: Production averaged 28,000 Boe per day, of which 76 percent was oil. This represents a 9 percent increase in production compared to the year-ago period, driven by 9 wells that commenced first production in the quarter. In addition to higher production, Devon also made significant progress improving its per-unit field-level operating costs, which declined 20 percent year over year.

Eagle Ford: Third-quarter net production averaged 46,000 Boe per day, an 11 percent decline compared to average rates in the first half of 2020. To conserve capital, Devon and its partner did not pursue any drilling and completion activity in the quarter. The partnership has 22 high-impact uncompleted wells in its inventory and expects to resume capital activity in early 2021.

Anadarko Basin: Net production averaged 89,000 Boe per day in the third quarter, essentially flat compared to the previous quarter. The company did not operate any rigs or complete any new wells in the quarter. The success in holding production flat reflects ongoing focus on base production optimization and downtime reduction across the field. With the recent improvement in natural gas prices, Devon is evaluating the resumption of activity in early 2021 through its $100 million drilling carry with Dow.

FINANCIAL RESULTS

Devon reported a net loss of $92 million, or $0.25 per diluted share, in the third quarter. Adjusting for items analysts typically exclude from estimates, Devon had a core loss of $12 million, or $0.04 per diluted share. In the third quarter, the company’s operating cash flow from continuing operations totaled $427 million, funding all capital requirements and generating $223 million of free cash flow in the quarter.

The company’s financial position continues to remain exceptionally strong with excellent liquidity and low leverage. Devon exited the third quarter with $1.9 billion of cash (inclusive of restricted cash) and an undrawn credit facility of $3 billion. At the end of the quarter, the company had an outstanding debt balance of $4.3 billion with no debt maturities occurring until late 2025.

On Oct. 1, Devon completed the sale of its Barnett Shale assets. The company received a cash payment of $320 million at closing, after adjusting for a $170 million deposit received in April and other purchase-price adjustments. Devon has the opportunity for contingent cash payments of up to $260 million based upon future commodity prices, with upside participation beginning at either a $2.75 Henry Hub natural gas price or a $50 West Texas Intermediate oil price.

In conjunction with the Barnett closing, Devon paid a $100 million special dividend to shareholders. The special dividend was paid on Oct. 1 in the amount of $0.26 per share.

UPDATED 2020 GUIDANCE

For the second consecutive quarter, Devon is raising its full-year 2020 oil production forecast to a range of 152,000 to 154,000 barrels per day. The improved outlook is due to better than expected well productivity and strong base production performance across its asset portfolio. In the fourth-quarter 2020, oil production is forecasted to average 148,000 to 153,000 barrels per day, a 7,000 barrel per day improvement versus prior guidance expectations.

Devon expects to deliver this improved oil growth outlook with less capital than previously projected. The company is lowering the top end of its full-year 2020 E&P capital expenditure guidance by $10 million to a range of $950 million to $990 million in 2020. This improvement is driven by capital efficiency gains in the Delaware Basin. Fourth-quarter upstream capital is expected to range from $160 million to $200 million.

Additionally, the company is lowering its 2020 lease operating expense and gathering, processing and transportation costs outlook by 6 percent compared to previous expectations. The details of Devon’s updated forward-looking guidance for the fourth quarter and full-year 2020 are available on the company’s website at www.devonenergy.com.

STRATEGIC MERGER OF EQUALS WITH WPX ENERGY

On Sept. 28, 2020, Devon announced that it had entered into an agreement to combine in an all-stock merger of equals transaction with WPX Energy. The strategic combination will create a leading unconventional oil producer in the U.S., with an asset base underpinned by a premium acreage position in the economic core of the Delaware Basin. The combined company, which will be named Devon Energy, will benefit from enhanced scale, improved margins, higher free cash flow and the financial strength to accelerate the return of cash to shareholders through an industry-first “fixed plus variable” dividend strategy.

The transaction is expected to close in the first quarter of 2021. Upon completion of the transaction, Devon shareholders will own approximately 57 percent of the combined company and WPX shareholders will own approximately 43 percent of the combined company on a fully diluted basis.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Devon strives to deliver results that balance economic growth, environmental stewardship, strong governance and social responsibility. For access to Devon’s 2020 sustainability report, please visit www.devonenergy.com/sustainability. This report highlights the company’s commitment to operating a responsible, safe and ethical business while providing transparent reporting to all stakeholders.

CONFERENCE CALL WEBCAST AND SUPPLEMENTAL EARNINGS MATERIALS

Also provided with today’s release is the company’s detailed earnings presentation that is available on the company’s website at www.devonenergy.com. The company’s third-quarter conference call will be held at 9:30 a.m. Central (10:30 a.m. Eastern) on Friday, Oct. 30, 2020, and will serve primarily as a forum for analyst and investor questions and answers.

ABOUT DEVON ENERGY

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. with an emphasis on achieving strong corporate-level returns and capital-efficient cash-flow growth.

Investor Contacts	Media Contact
Scott Coody, 405-552-4735	Lisa Adams, 405-228-1732
Chris Carr, 405-228-2496

NON-GAAP DISCLOSURES

This press release includes non-GAAP (generally accepted accounting principles) financial measures. Such non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of results as reported under GAAP. Reconciliations of these non-GAAP measures and other disclosures are provided within the supplemental financial tables that are available on the company’s website and in the related Form 10-Q filed with the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger (the “Proposed Transaction”) of Devon Energy Corporation (“Devon”) and WPX Energy, Inc. (“WPX”), Devon will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of Devon’s common stock to be issued in connection with the Proposed Transaction. The registration statement will include a document that serves as a prospectus of Devon and a proxy statement of each of Devon and WPX (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF DEVON AND WPX ARE ADVISED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DEVON, WPX, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive joint proxy statement/prospectus will be sent to the stockholders of each of Devon and WPX when it becomes available. Investors and security holders will be able to obtain copies of the registration statement and the joint proxy statement/prospectus and other documents containing important information about Devon and WPX free of charge from the SEC’s website when it becomes available. The documents filed by Devon with the SEC may be obtained free of charge at Devon’s website at www.devonenergy.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Devon by requesting them by mail at Devon, Attn: Investor Relations, 333 West Sheridan Ave, Oklahoma City, OK 73102. The documents filed by WPX with the SEC may be obtained free of charge at WPX’s website at www.wpxenergy.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from WPX by requesting them by mail at WPX, Attn: Investor Relations, P.O. Box 21810, Tulsa, OK 74102.

PARTICIPANTS IN THE SOLICITATION

Devon, WPX and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Devon’s and WPX’s stockholders with respect to the Proposed Transaction. Information about Devon’s directors and executive officers is available in Devon’s Annual Report on Form 10-K for the 2019 fiscal year filed with the SEC on February 19, 2020, and its definitive proxy statement for the 2020 annual meeting of shareholders filed with the SEC on April 22, 2020. Information about WPX’s directors and executive officers is available in WPX’s Annual Report on Form 10-K for the 2019 fiscal year filed with the SEC on February 28, 2020 and its definitive proxy statement for the 2020 annual meeting of shareholders filed with the SEC on March 31, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Stockholders, potential investors and other readers should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

NO OFFER OR SOLICITATION

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FORWARD LOOKING STATEMENTS

This communication includes “forward-looking statements” as defined by the SEC. Such statements include those concerning strategic plans, Devon’s and WPX’s expectations and objectives for future operations, as well as other future events or conditions, and are often identified by use of the words and phrases such as “expects,” “believes,” “will,” “would,” “could,” “continue,” “may,” “aims,” “likely to be,” “intends,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that Devon or WPX expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Devon’s and WPX’s control. Consequently, actual future results could differ materially from Devon’s and WPX’s expectations due to a number of factors, including, but not limited to: the risk that Devon’s and WPX’s businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate, including the risk of new restrictions with respect to hydraulic fracturing or other development activities on Devon’s or WPX’s federal acreage or their other assets; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that Devon or WPX may be unable to obtain governmental and regulatory approvals required for the Proposed Transaction, or that required governmental and regulatory approvals may delay the Proposed Transaction or result in the imposition of conditions that could reduce the anticipated benefits from the Proposed Transaction or cause the parties to abandon the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied; the length of time necessary to consummate the Proposed Transaction, which may be longer than anticipated for various reasons; potential liability resulting from pending or future litigation; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the Proposed Transaction on relationships with customers, suppliers, competitors, management and other employees; the ability to hire and retain key personnel; reliance on and integration of information technology systems; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the volatility of oil, gas and natural gas liquids (NGL) prices; uncertainties inherent in estimating oil, gas and NGL reserves; the impact of reduced demand for our products and products made from them due to governmental and societal actions taken in response to the COVID-19 pandemic; the uncertainties, costs and risks involved in Devon’s and WPX’s operations, including as a result of employee misconduct; natural disasters, pandemics, epidemics (including COVID-19 and any escalation or worsening thereof) or other public health conditions; counterparty credit risks; risks relating to Devon’s and WPX’s indebtedness; risks related to Devon’s and WPX’s hedging activities; competition for assets, materials, people and capital; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters; cyberattack risks; Devon’s and WPX’s limited control over third parties who operate some of their respective oil and gas properties; midstream capacity constraints and potential interruptions in production; the extent to which insurance covers any losses Devon or WPX may experience; risks related to investors attempting to effect change; general domestic and international economic and political conditions, including the impact of COVID-19; and changes in tax, environmental and other laws, including court rulings, applicable to Devon’s and WPX’s business.

In addition to the foregoing, the COVID-19 pandemic and its related repercussions have created significant volatility, uncertainty and turmoil in the global economy and Devon’s and WPX’s industry. This turmoil has included an unprecedented supply-and-demand imbalance for oil and other commodities, resulting in a swift and material decline in commodity prices in early 2020. Devon’s and WPX’s future actual results could differ materially from the forward-looking statements in this communication due to the COVID-19 pandemic and related impacts, including, by, among other things: contributing to a sustained or further deterioration in commodity prices; causing takeaway capacity constraints for production, resulting in further production shut-ins and additional downward pressure on impacted regional pricing differentials; limiting Devon’s and WPX’s ability to access sources of capital due to disruptions in financial markets; increasing the risk of a downgrade from credit rating agencies; exacerbating counterparty credit risks and the risk of supply chain interruptions; and increasing the risk of operational disruptions due to social distancing measures and other changes to business practices. Additional information concerning other risk factors is also contained in Devon’s and WPX’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond Devon’s or WPX’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per share of Devon or WPX for the current or any future financial years or those of the combined company will necessarily match or exceed the historical published earnings per share of Devon or WPX, as applicable. Neither Devon nor WPX gives any assurance (1) that either Devon or WPX will achieve their expectations, or (2) concerning any result or the timing thereof, in each case, with respect to the Proposed Transaction or any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All subsequent written and oral forward-looking statements concerning Devon, WPX, the Proposed Transaction, the combined company or other matters and attributable to Devon or WPX or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Devon and WPX assume no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

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